Exhibit 1(c)

FINAL TERMS

22 April 2015

Western Power Distribution (East Midlands) plc

Issue of £25,000,000 1.676 per cent. Index Linked Notes due 24 September 2052
(to be consolidated and form a single Series with the existing £40,000,000 1.676 per cent. Index Linked Notes due 24 September 2052 issued on 24 September 2013 and the £25,000,000 1.676 per cent. Index Linked Notes due 24 September 2052 issued on 1 October 2013)

under the £3,000,000,000

Euro Medium Term Note Programme

Part A

Contractual Terms

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the Conditions) set forth in the prospectus dated 10 September 2013, which are incorporated by reference into the Prospectus dated 14 April 2015. This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive (Directive 2003/71/EC), as amended (the Prospectus Directive) and must be read in conjunction with the Prospectus dated 14 April 2015, which constitutes a base prospectus for the purposes of the Prospectus Directive, including the Conditions incorporated by reference in the Prospectus. The Prospectuses are available for viewing at www.westernpower.co.uk and during normal business hours at Avonbank, Feeder Road, Bristol BS2 0TB and copies may be obtained from Avonbank, Feeder Road, Bristol BS2 0TB. The Prospectus and the applicable Final Terms will also be published on the website of the London Stock Exchange: www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.

1.	Issuer:	Western Power Distribution (East Midlands) plc
2.	(i) Series Number:	2013-1
	(ii) Tranche Number:	3
	(iii) Date on which the Notes will be consolidated and form a single Series	The Notes will be consolidated and form a single Series with the existing £40,000,000 1.676 per cent. Index Linked Notes due 24 September 2052 issued on 24 September 2013 and the £25,000,000 1.676 per cent. Index Linked Notes due 24 September 2052 issued on 1 October 2013 (the Existing Notes) on exchange of the Temporary Global Note for interests in the permanent Global Note, as referred to in paragraph 24(i) below, which is expected to occur on or about 40 days after the Issue Date (subject to certification of non-U.S. beneficial ownership).
3.	Specified Currency or Currencies:	Pound Sterling (£)
4.	Aggregate Nominal Amount:
	(i) Series Number:	£90,000,000 with effect from the date on which the Temporary Global Note is exchanged for interests in the permanent Global Note, as described under paragraphs 2(iii) and 24(i).
	(ii) Tranche:	£25,000,000

5.	(i) Issue Price of Tranche:	143.747 per cent. of the Aggregate Nominal Amount of the Tranche, plus accrued interest of £35,067.91 in respect of the period from, and including, 24 March 2015 to, but excluding, the Issue Date.
6.	(i) Specified Denominations:	£100,000
	(ii) Calculation Amount: (Applicable to Notes in definitive form)	£100,000
7.	(i) Issue Date:	23 April 2015
	(ii) Interest Commencement Date:	24 March 2015
8.	Maturity Date:	24 September 2052
9.	Interest Basis:	Index Linked Interest
(further particulars specified below)
10.	Redemption Basis:	Index Linked Redemption
11.	Change of Interest Basis or Redemption/ Payment Basis:	Not Applicable
12.	Put/Call Options:	Investor Put
(further particulars specified below)
13.	Date approval by Committee of the Board of Directors for issuance of Notes obtained:	22 April 2015
Provisions Relating to Interest (if any) Payable
14.	Fixed Rate Note Provisions	Applicable (paragraph 17 (Index Linked Interest Note Provisions) below is also applicable)
	(i) Rate of Interest:	1.676 per cent. per annum payable semi-annually in arrear
	(ii) Interest Payment Date(s):	24 March and 24 September in each year up to and including the Maturity Date
	(iii) Fixed Coupon Amount(s): (Applicable to Notes in definitive form)	£838 per Calculation Amount
	(iv) Broken Amount(s): (Applicable to Notes in definitive form)	Not Applicable
	(v) Day Count Fraction:	Actual/Actual ICMA
	(vi) Determination Date(s):	24 March and 24 September in each year
15.	Floating Rate Note Provisions	Not Applicable

16.	Zero Coupon Note Provisions	Not Applicable
17.	Index Linked Interest Note Provisions	Applicable
	(i) Rate of Interest:	Fixed, calculated in accordance with paragraph 14 above
	(ii) Minimum Indexation Factor:	Not Applicable
	(iii) Maximum Indexation Factor:	Not Applicable
	(iv) Base Index Figure:	249.7
	(v) Limited Indexation Month(s):	Not Applicable
	(vi) Reference Gilt:	0.250 per cent. Index-Linked Treasury Stock due 2052
	(vii) Index Figure applicable	3 months lag
18.	Ratings Downgrade Rate Adjustment	Not Applicable
Provisions Relating to Redemption
19.	Index Linked Redemption Provisions	Applicable
	(i) Minimum Indexation Factor:	Not Applicable
	(ii) Maximum Indexation Factor:	Not Applicable
	(iii) Base Index Figure:	249.7
	(iv) Reference Gilt:	0.250 per cent. Index-Linked Treasury Stock due 2052
	(v) Index Figure applicable	3 months lag
	(vi) Redeemable in part:	Not Applicable
20.	Issuer Call	Not Applicable
21.	Investor Put	Applicable. Condition 6(g) (Redemption at the Option of the Noteholders on a Restructuring Event) applies.
	(i) Optional Redemption Date(s):	On the Put Date (as specified in the relevant Put Event Notice) (where Condition 6(g) (Redemption at the Option of the Noteholders on a Restructuring Event) applies)
	(ii) Notice Period:	As per Condition 6(g) (Redemption at the Option of the Noteholders on a Restructuring Event)
	(iii) Optional Redemption Amount(s):	£100,000 (as adjusted in accordance with Condition 7(a) and paragraph 19 (Index Linked Redemption Provisions) above) per Calculation Amount

22.	Final Redemption Amount:	£100,000 (as adjusted in accordance with Condition 7(a) and paragraph 19 (Index Linked Redemption Provisions) above) per Calculation Amount
23.	Early Redemption Amount payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required):	£100,000 (as adjusted in accordance with Condition 7(a) and paragraph 19 (Index Linked Redemption Provisions) above) per Calculation Amount
General Provisions Applicable to the Notes
24.	Form of Notes:	Bearer
	(i) if issued in Bearer form:	Temporary Global Note exchangeable for a permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the permanent Global Note.
	New Global Note/NSS:	Yes (NGN)
25.	Additional Financial Centre(s) or other special provisions relating to payment dates:	Not Applicable
26.	Talons for future Coupons to be attached to Definitive Notes (and dates on which such Talons mature):	Yes

Signed on behalf of

Western Power Distribution (East Midlands) plc

……………………………………..

By:

Part B

Other Information

1.	Listing and Admission to Trading
	(i) Listing and admission to trading:	Application has been made by the Issuer (or on its behalf) for the Notes to be admitted to trading on the London Stock Exchange’s regulated market and listing on the Official List of the UK Listing Authority with effect from 23 April 2015.
	(ii) Estimate of total expenses related to admission to trading:	£1,750
2.	Ratings
	Ratings	The Notes to be issued have been rated:
Baa1 (Stable) by Moody’s Investors Service Limited (Moody’s)
BBB (Positive) by Standard & Poor’s Credit Market Services Europe Limited (S&P)
Each of Moody’s and S&P is established in the European Union and is registered under Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation)
3.	Interests of Natural and Legal Persons Involved in the Issue
4.	Reasons for the Offer, Estimated Net Proceeds and Total Expenses
	(i) Reasons for the offer	The net proceeds of the offer will be used by the Issuer for its general corporate purposes.
	(ii) Estimated net proceeds:	£36,804,532.30
	(iii) Estimated total expenses:	Not Applicable
5.	Operational Information
	(i) ISIN Code:	Until consolidation with the Existing Notes: Temporary ISIN: XS1223860666 Upon consolidation with the Existing Notes: ISIN: XS0974143439
	(ii) Common Code:	Until consolidation with the Existing Notes: Temporary Common Code: 122386066 Upon consolidation with the Existing Notes: Common Code: 097414343

(iii) Any clearing system(s) other than Euroclear Bank SA/NV and Clearstream Banking, société anonyme and the relevant identification number(s):	Not Applicable
(iv) Delivery:	Delivery against payment
(v) Names and addresses of additional Paying Agent(s) (if any):	Not Applicable